SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street Ocala, Florida		34474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NASDAQ Panel Grants Nobility Homes’ Request for Continued Listing

Ocala, FL, May 15, 2012 — Nobility Homes, Inc. (NASDAQ: NOBH) announced today that on May 14, 2012, it received notice that the NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company’s request for continued listing on The NASDAQ Stock Market through September 14, 2012, so as to allow the Company time to regain compliance with NASDAQ Listing Rule 5250(c)(1)(the “filing requirement”). As previously disclosed, in response to notices of non-compliance based on the fact that the Company is not in compliance with the filing requirement because the Company could not timely file its Form 10-Q reports for the periods ended August 6, 2011 and February 4, 2012 and Form 10-K report for the year ended November 5, 2011 with the Securities and Exchange Commission, the Company requested a hearing before the Panel. Pursuant to the NASDAQ Listing Rules, the September 14, 2012 deadline represents the maximum amount of time that the Panel could grant. While the Company is diligently working to regain compliance with the filing requirement and expects to do so by the deadline, there can be no assurance that it will be able to do so.

The Company issued a press release on May 15, 2012, disclosing receipt of the May 14, 2012 letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

May 15, 2012	By:	/S/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer